Exhibit 99.2

[LETTERHEAD OF JEFFERIES LLC]

The Board of Directors

Cyan, Inc.

1383 N. McDowell Blvd, Suite 300

Petaluma, California 94954

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated May 3, 2015, to the Board of Directors of Cyan, Inc. (“Cyan”) as Annex C to, and reference thereto under the headings “Summary—Opinions of Cyan’s Financial Advisors—Opinion of Jefferies LLC” and “The Merger—Opinions of Cyan’s Financial Advisors—Opinion of Jefferies LLC” in, the proxy statement/prospectus relating to the proposed merger involving Cyan and Ciena Corporation (“Ciena”), which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Ciena (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jefferies LLC
JEFFERIES LLC

June 4, 2015